Exhibit (n)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Senior Securities” in the Prospectus, dated January 19, 2024, and included in this Post-Effective Amendment No. 3 to the Registration Statement (Form N-2, File No. 333-272674) of Golub Capital Private Credit Fund (the “Registration Statement”).

We also consent to the inclusion of our reports (1) dated September 6, 2023, with respect to the financial statements of GCP SG Warehouse 2022-1 as of and for the period ended June 30, 2023, (2) dated November 22, 2023, with respect to the consolidated financial statements of Golub Capital Private Credit Fund and Subsidiaries as of and for the period ended September 30, 2023, and (3) dated January 19, 2024 with respect to the senior securities table of Golub Capital Private Credit Fund and Subsidiaries as of September 30, 2023, included in this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois

January 19, 2024